BAKER HUGHES
a GE company

T + 1 713.439.8600
17021 Aldine Westfield
Houston, Texas 77073

Annette Meier
President
Superior Drilling Products, LLC
2221 N. 3250 W.
Vernal, Utah 84076

RE: Letter Agreement between Superior and BHGE extending term of their Vendor Agreement to provide additional time to negotiate a replacement vendor agreement ("Second Letter Agreement")

Dear Annette Meier,

This Second Letter Agreement is made and entered into as of the 27th day of January, 2018 (the "Effective Date"), between Baker Hughes Oilfield Operations LLC ("BHGE") and Superior Drilling Solutions, LLC ("Superior"). Collectively, BHGE and Superior shall be referred to as the "Parties" and individually as a "Party".

WHEREAS, on October 28, 2013, the Parties entered the Vendor Agreement between Baker Hughes Oilfield Operations LLC (f/k/a Baker Hughes Oilfield Operations, Inc.) and Superior Drilling Solutions, LLC (f/k/a Superior Drilling Products, LLC) (the "Vendor Agreement"), with an Initial Term for four years.

WHEREAS, Superior has recently proposed a new agreement with material differences from the Vendor Agreement.

WHEREAS, the Initial Term of the Vendor Agreement was originally set to expire October 28, 2017.

WHEREAS, on October 27, 2017, the Parties entered into a letter agreement, set to expire the 28th of January, 2018, to provide them (3) three months to negotiate a replacement to the Vendor Agreement ("First Letter Agreement").

WHEREAS, the Parties are still diligently reviewing and negotiating Superior's new proposal and wants to continue the business relationship between the Parties without any disruption in operations or production.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Superior and BHGE mutually agree as follows:

1. In order to give the Parties time to fully negotiate a replacement without any discontinuance of their business relationship or disruption in operations or production, the Initial Term of the Vendor Agreement shall be extended an additional two (2) months to expire (i) as of the 31st

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BAKER HUGHES a GE company

of March, 2018 or (ii) upon the execution of a new vendor agreement, whichever occurs earlier.

2. Following the Effective Date of this Second Letter Agreement, the Parties agree to continue to review and discuss in good faith proposals for a new vendor agreement to replace the Vendor Agreement. If the Parties are able to reach a mutually acceptable new vendor agreement, such agreement shall be effective as of the date of its execution. If the Parties are unable to reach a mutually acceptable new vendor agreement by the 31st of March, 2018, then the Initial Term of the Vendor Agreement, extended by the First Letter Agreement and this Second Letter Agreement, shall expire, and all obligations thereunder, except as otherwise specifically stated in the Vendor Agreement, shall terminate without further penalty or damages to either Party; provided, however, that neither Party shall by the termination of the Vendor Agreement be relieved of its respective obligations and liabilities arising from or incident to work performed prior to the date of such termination.

3. Except as amended by the First Letter Agreement and this Second Letter Agreement, the Vendor Agreement is ratified and confirmed in its entirety and remains in full force and effect.

4. The Parties may sign this Second Letter Agreement in counterparts and transmit them by facsimile copy or email attachment. Each counterpart will constitute an original and when taken together will constitute this Second Letter Agreement.

5. Each Party represents and warrants that the person executing this Second Letter Agreement on its behalf is fully empowered to do so.

Yours sincerely,

Doug Brewer
Global AMO Leader – Drill Bits

cc: Michael Rasmuson, Vice President Global Legal Operations

SIGNATURES ON FOLLOWING PAGE

BAKER HUGHES a GE company

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each party as of the day and year set forth at its beginning.

SUPERIOR DRILLING SOLUTIONS, LLC

By Annette Meier
Annette Meier, President

BAKER HUGHES OILFIELD OPERATIONS LLC

By Doug Brewer

DOUG BREWER
Title GLOBAL DRILL BITS AMO LEADER